Exhibit 21

                         Subsidiaries of the Registrant
                         ------------------------------



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
                                                                                   State or
                                                                    Percent    Other Jurisdiction
Parent Company                Subsidiary                             Owned      of Incorporation
--------------                ----------                             -----      ----------------

WSFS Financial Corporation    Wilmington Savings Fund Society,        100%        United States
                               Federal Savings Bank
                              WSFS Capital Trust, III                 100%        Delaware
                              Montchanin Capital Management, Inc.     100%        Delaware

Wilmington Savings Fund       WSFS Investment Group, Inc.             100%        Delaware
 Society, Federal
 Savings Bank


Montchanin Capital            Cypress Capital Management, LLC         100%        Delaware
 Management, Inc.

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